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                                                                 Exhibit (h)(14)

                       WAIVER AND REIMBURSEMENT AGREEMENT

          Agreement ("Agreement") dated as of the 31st day of July, 2003 by and among Excelsior Funds Trust, a Delaware business trust and a registered investment company under the Investment Company Act of 1940, as amended ("Excelsior Trust") and United States Trust Company of New York, a state-chartered bank and trust company ("United States Trust") and U.S. Trust Company, N.A., a national bank organized under the laws of the United States ("U.S. Trust" and together with United States Trust, the "Advisers").

                                   BACKGROUND

          The Advisers serve as investment advisers to each portfolio of Excelsior Trust pursuant to Investment Advisory Agreements among the Advisers and Excelsior Trust dated as of May 31, 2000.

          The parties to this Agreement wish to provide for an undertaking by the Advisers to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Excelsior Trust in order to improve the performance of each such portfolios.

                                    AGREEMENT

          THEREFORE, in consideration of the foregoing, the parties intending to be legally bound hereby, agree as follows:

          The Advisers shall, from the date of this Agreement until March 31, 2004 waive all or a portion of their investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Excelsior Trust shall not exceed the amounts set forth on Exhibit A hereto.

          Each of the Advisers acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

          This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

          This Agreement shall not be terminated before March 31, 2004 and will renew automatically each fiscal year thereafter unless the Adviser or Excelsior Trust terminates the Agreement by providing written notice to the other party 60-days prior to the beginning of Excelsior Trust's next fiscal year.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date and year first above written.

EXCELSIOR FUNDS TRUST                   UNITED STATES TRUST COMPANY OF
                                        NEW YORK


By: /s/ Frank Bruno                     By:
    ---------------------------------      -------------------------------------
    Frank Bruno                            U.S. TRUST COMPANY, N.A.
    VP & AT


                                        By: /s/ Neil M. McDonnell
                                            ------------------------------------
                                            Neil M. McDonnell
                                            SV & VP

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                                                                       Exhibit A

                              Excelsior Funds Trust

Name of Portfolio                         Total Annual Operating Expenses
-----------------                         -------------------------------
Equity Fund                               0.70%

Income Fund                               0.50%

Total Return Bond Fund                    0.50%

International Equity Fund                 0.90%

Optimum Growth Fund                       1.05% (Shares)
                                          0.80% (Institutional Shares)

High Yield Fund                           1.05% (Shares)
                                          0.80% (Institutional Shares)

Enhanced Tax Managed International Fund   1.15% (Shares)
                                          0.90% (Institutional Shares)

Equity Income Fund                        1.05% (Shares)
                                          1.55% (Retirement Shares)

Equity Core Fund                          1.05% (Shares)
                                          0.80% (Institutional Shares)

Mid Cap Value Fund                        1.14% (Shares)
                                          0.89% (Institutional Shares)
                                          1.64% (Retirement Shares)

As amended on April 1, 2004.

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